UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1 TO

FORM 8- K /A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 7, 2015
Date of Report (Date of earliest event reported)

NANO LABS CORP.
(Exact name of registrant as specified in its charter)

Colorado	333-171658	84-1307164
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

The Ford Building 615 Griswold Street, 17th Floor Suite 1715 Detroit, Michigan	48226
(Address of principal executive offices)	(Zip Code)

(888) 806-2315
Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 4 - MATTERS RELATED TO ACCOUNTANTS AND FINANCIAL STATEMENTS

ITEM 4.01 CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

This Current Report on Form 8-K is being amended pursuant to that certain letter dated October 6, 2015 from the Securities and Exchange Commission regarding our prior auditor, Terry L. Johnson.

Nano Labs Corp., a Colorado corporation (the "Company") previously reported in a Current Report on Form 8-K filed with the Securities and Exchange Commission on May 15 , 2015 a change in certifying accountants. Effective May 7, 2015, the Company's certifying accountant, Terry L. Johnson, CPA ("Johnson"), was dismissed as the Company's independent registered public accounting firm. The reason for the dismissal by the Company of Johnson was based on the fact that the Securities and Exchange Commission took action to suspend Johnson from appearing or practicing before the Securities and Exchange Commission and from practicing as an acocuntant on behalf of any pub licly traded company or other entity regulated by the Securities and Exchange Commission. Therefore, the Company is not allowed to include Johnson's audit report for fiscal year ended June 30, 2014 in the Company's Annual Report on Form 10-K for fiscal year ended June 30, 2015. The Company would need to re-audit fiscal year ended June 30, 2014.

The Company previously announced that it had engaged Malone Bailey LLP ("MB") as its principal independent registered public accounting firm effective May 7, 2015. The decision to change its principal independent registered public accounting firm was approved by the Company’s board of directors.

The Company's Board of Directors has subsequently determined that the suspension of Johnson and the necessity of re-auditing the financial statements for fiscal year ended June 30, 2014 has caused disastrous economic and financial consequences for the Company. It has also presented insurmountable issues in obtaining working papers and financial data from Johnson pertaining to its prior financial statements for fiscal year ended June 30, 2014 as prepared by Johnson , which are being requested by the Company's current auditors. Therefore, the Board of Directors has determined that it is in the best interests of the Company and its shareholders to de-register its securities and cease becoming a fully reporting company under the Securities Exchange Act of 1934, as amended.

The Board of Directors has determined that it will proceed with the requirements for listing as a pink sheet company with the OTC Markets.

The reports of Johnson on the Company’s financial statements for fiscal years ended June 30, 2014 and June 30, 2013 (which included the balance sheet as of June 30, 2014, and the statement of operations, cash flows and stockholders’ equity as of June 30, 2014), for either of the past two fiscal years, did not contain an adverse opinion or a disclaimer of opinion, nor qualified or modified as to uncertainty, audit scope or accounting principles, other than to state that there is substantial doubt as to the ability of the Company to continue as a going concern. During the Company’s fiscal years ended June 30, 2014 and June 30, 2013 and during the subsequent period through to the date of Johnson's dismissal, there were no disagreements between the Company and Johnson, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Johnson, would have caused Johnson to make reference thereto in its report on the Company’s audited financial statements.

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The Company p rovided Johnson with a copy of the Current Report on Form 8-K filed with the Securities and Exchange Commission on May 15 , 2015 and requested that Johnson furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not Johnson agrees with the statements made in th e Current Report on Form 8-K with respect to Johnson and, if not, stating the aspects with which they do not agree. The Company received the requested letter from Johnson wherein he confirmed his agreement to the Company’s disclosures in the Current Report with respect to Johnson. A copy of Johnson's letter was filed as an exhibit to the Current Report.

In connection with the Company’s previous appointment of MB as the Company’s principal registered accounting firm at this time, the Company has not consulted MB on any matter relating to the application of accounting principles to a specific transaction, either completed or contemplated, or the type of audit opinion that might be rendered on the Company’s financial statements during the two most recent fiscal years (June 30, 2014 and 2012) and subsequent interim period through the date of engagement.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

16.1	Letter from Terry L. Johnson, CPA, dated May 14, 2015 filed with the Securities and Exchange Commission on May 15 , 2015 .

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NANO LABS CORP.

DATE: October 14, 2015	By:	/s/ Bernardo Camacho Chararria
	Name:	Bernardo Camacho Chararria
	Title:	President/Chief Executive Officer

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